UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 10, 2011

______________________________

SYSTEMAX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)
11 Harbor Park Drive
Port Washington, New York 11050
(Address of principal executive offices)

(516) 608-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07             Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Systemax Inc. (the “Company”) was held on June 10, 2011. At the annual meeting, the stockholders of the Company voted on four proposals, summarized below.  The vote on each proposal is set forth below.

1.	To elect seven directors for a one-year term ending at the Company’s 2012 annual meeting of stockholders or until their respective successors are duly elected and qualified:

Name of Nominee	FOR	WITHHELD	Broker Non-Votes

Richard Leeds	30,951,688	1,753,911	2,943,789
Bruce Leeds	30,923,903	1,781,696	2,943,789
Robert Leeds	30,922,256	1,783,343	2,943,789
Lawrence P. Reinhold	30,788,244	1,917,355	2,943,789
Stacy S. Dick	32,512,807	192,792	2,943,789
Robert D. Rosenthal	32,521,690	183,909	2,943,789
Marie Adler-Kravecas	32,521,196	184,403	2,943,789

Accordingly, each of the director nominees was re-elected to the Board of Directors.

2.	To adopt, on an advisory basis, a resolution approving the compensation of the named executive officers of the Company as described in the “Executive Compensation” section of the 2011 Proxy Statement:

For	31,940,555
Against	92,725
Abstain	672,319
Broker Non-Vote	2,943,789

Accordingly, the resolution approving the compensation of the named executive officers was adopted, on an advisory basis.

3.	To select, on an advisory basis, the frequency of the stockholder vote on the compensation of the Company’s named executive officers:

3 YEARS	2 YEARS	1 YEAR	ABSTAIN	BROKER NON-VOTES
28,863,155	13,992	3,165,054	663,398	2,943,789

Accordingly, on an advisory basis, the stockholder vote on compensation of the named executive officers is to be held every three years.

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2011:

For	35,632,224
Against	10,217
Abstain	6,947
Broker Non-Vote	-

Accordingly, the appointment of Ernst & Young LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

By: /s/ Curt Rush
   Name: Curt Rush
   Title: General Counsel and Secretary
Date:  June 14, 2011